Exhibit 5




         SECURED DEBENTURE/DEED OF PLEDGE DATED AS OF APRIL 25, 2002
                     EXECUTED BY Y.M. NOY INVESTMENTS LTD





                             Page 53 of 87 Pages

                       SECURED DEBENTURE/DEED OF PLEDGE
               (pledge of shares and rights in respect thereof)

                  Signed this      day of -----------, 2002.

BY: Y.M.Noy Investments Ltd., Registration No.513209668 whose address for the purpose of this Deed of Pledge, is: --------------------- (hereinafter called the "Pledgors")

IN FAVOUR OF: BANK LEUMI LE-ISRAEL B.M. (hereinafter called the "Bank")

WHEREBY IT IS WITNESSED as follows:

1.   The Secured Sums
     ----------------

     1.1 This Secured Debenture/Deed of Pledge (pledge of shares and rights in respect thereof) (hereinafter called "Deed of Pledge") is issued to secure the full and punctual payment of all sums - whether in Israeli currency or in foreign currency - principal, interest (including linkage differentials or exchange rate differentials, if any, resulting from the linkage of the principal and the interest or either of them to any rate of exchange whatsoever or to the Consumer Price Index or to any other index), commissions, bank charges, additional amounts and expenses of any kind whatsoever - due or falling due or liable to fall due to the Bank from the Pledgors, in respect of, or in connection with loans, overdrafts, credits and banking services granted and or to be granted for the purpose of financing the Pledgors' puchase of the shares in Ampal-Amercican Israel Corporation which are more particularly described hereunder the terms and conditions of which are contained in "General Conditions for Opening an Account for Receiving Credits in Foreign Currency" ("General Conditions") as amended by "Addendum Conditions" signed by the Pledgors on ------------------------ ("Addendum Conditions") (the General Conditions and Addendum Conditons jointly called the "Credit Conditions")and other documents signed by Pledgors in favour of the Bank in connection with the above mentioned purchase whether or not the abovementioned sums, in whole or in part, have crystalised by virtue of a judgment of a court or tribunal, whether their due date for payment precedes or follows realisation of this Deed of Pledge; and this without limit to the aggregate amount and in addition to the above, all costs, expenses and other sums that the Pledgors are, or shall, be liable to pay under the terms of this Deed of Pledge. (all such aforementioned amounts being hereinafter referred to as - the "Secured Sums");

     1.2 The Pledgors hereby undertake to pay to the Bank each amount of the Secured Sums:-

             1.2.1 upon the agreed date of payment thereof, if it has been agreed or will be agreed between the Pledgors and the Bank that the said amount will fall due for payment on a particular date, or upon demand, or upon the occurrence of a specified contingency, or on a specific date after demand or after the occurrence of the specified contingency;

             1.2.2 within seven days from the date of the Bank's first demand, if no date for payment has been agreed upon as specified in Clause 1.2.1 above.

     Any amount of the Secured Sums not paid to the Bank as aforesaid, shall bear Interest at the Maximum Rate, for the period commencing from the date on which the Pledgors should have paid such amount until the date of actual payment thereof.

2.   Discharge of the Charge
     -----------------------

     The Pledgors shall not be entitled to discharge to the Bank the Secured Sums, in whole or in part, prior to their agreed maturity date, neither shall they be entitled to redeem the Pledged Shares and Rights as defined below, in whole or in part, by way of repayment of the Secured Sums or any part thereof prior to their agreed maturity date other than as more particularly permitted under the Credit Conditions.

3.   The Charge
     ----------

     As security for the full and punctual payment of the Secured Sums, the Pledgors hereby pledge, by way of first degree fixed charge in favour of the Bank, all of the following assets:

     3.1 11,444,112 (eleven million four hundred and forty four thousand one hundred and twelve) Shares of Class A Stock with a par value of US$1.00 each in Ampal-American Israel Corporation, a New York Corporation, (hereinafter called the "Company") which are owned by the Pledgors (hereinafter called the "Shares") and the certificates representing the Shares (the "Share Certificates"). The Shares and the Share Certificates shall be deposited in accordance with this Deed of Pledge in Securities Deposit No. ----------------- maintained in the Principal Branch of the Bank in the name of the Pledgors, to which a cash account shall be attached (the above Securities Deposit and the attached cash account shall hereinafter be called the "Securities Deposit").

     The pledge hereby created also applies to:

     3.2 all dividends to be granted and/or paid and/or about to be paid in respect of the Shares and/or the Other Shares as defined below, at any time whatsoever from the date of signature of this Deed of Pledge;

     3.3 all shares and stock of shares to be received or issued from time to time in respect of or in place of the Shares (hereinafter called "the Other Shares") and all rights, options, monies and other assets due or issued in place of the Shares and/or in respect thereof or by virtue of the Shares and/or the Other Shares as bonus shares, pre-emption rights or others;

     3.4 all rights in and against the Company and/or against other shareholders therein which the law and/or the Restated Certificate of Incorporation of the Company and/or any other agreement, if any, grant or shall grant from time to time to the Pledgors in respect of and/or by virtue of the Shares and/or the Other Shares;

     3.5 the right to receive all other payments due from the Company to the Pledgor whether by way of management fees, commissions or otherwise:

     3.6 all rights that the Pledgors have or shall have for and in respect of the Securities Deposit, including the rights in the attached cash account.

     The Shares, the Other Shares and all rights, monies, securites, and assets as detailed in sub-paragraphs 3.1-3.6 above are hereinafter called the "Pledged Shares and Rights".

     3.7 In order to secure the rights of the Bank in respect of the Pledged Shares and Rights, the Pledgors hereby undertake to deposit with the Bank, upon the signing of this Pledge, the Share Certificates and duly executed undated instruments of transfer or assignment in blank, in the form of Exhibit A hereto. The Bank shall have the right, at any time in its discretion and upon 7 (seven) days prior written notice to the Plegdors following the occurrence and during the continuance of any Event of Default detailed in Clause 22 of the General Conditgions as expanded and amended by Clause 11 of the Addendum Conditions")(the "Events of Default"), to transfer to or to register in the name of the Bank or any third party any or all of the Pledged Shares, If any such Event of Default is remedied to the full satisfaction of the Bank, prior to the Bank's realisation of its rights created under this Deed of Pledge, and the Bank shall have exercised its rights to transfer the Pledged Shares as above mentioned then the Bank shall cause the same to be retransferred into the name of the Pledgors after the Pledgors shall have once again deposited with the Bank duly executed undated instruments of transfer or assignment in blank, in the form of Exhibit A hereto. In addition, the Bank shall have the right to exchange certificates or instruments representing or evidencing the Pledged Shares for certificates or instruments of smaller or larger denominations.

4.   Representations, Warranties and Undertakings of the Pledgors
     ------------------------------------------------------------

     The Pledgors hereby represent and warrant that the following statements are true, correct and complete and undertake as follows:

     4.1 The Pledged Shares and Rights are exclusively owned by the Pledgors, without any third party whomsoever having any rights whatsoever in connection therewith, and they are not pledged, charged, attached or assigned in favour of any other person.

     4.2 The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     4.3 There is no limitation or condition, whether inherent in the Pledged Shares and Rights, or by law or pursuant to any agreement whatsoever, to the pledge of the Pledged Shares and Rights.

     4.4 The Pledgors are not and will not become a party to or otherwise bound by any agreement other than this Deed of Pledge which restricts in any manner the rights of the Pledgors with respect to the Pledged Shares and Rights. Without limitation to the generality of the foregoing, at the time of signing this Deed of Pledge, no voting agreements or any other agreements exist or have been signed between the Pledgors and any other third party in connection with the Pledged Shares and Rights, other than the Stock Purchase Agreement dated Febuary 26, 2002 whereunder the Pledgors agreed to purchase the Pledged Shares.

     4.5 To cause any dividends due to the Pledgors in respect of the Shares and all other payments due from the Company to the Pledgor whether by way of management fees, commissions or otherwise to be transferred to the cash account attached to Securities Deposit, and in furtherance thereof, to give irrevocable instructions to the Company in the form of Exhibit C hereto.

     4.6 To effect, at the Pledgors' expense, all that shall be required in the opinion of the Bank, to ensure that the Pledge of the Pledged Shares and Rights hereby created and/or of that which shall arise from a realisation of any rights of the Pledged Shares and Rights, if any such rights shall be exercised, shall be valid against third parties, including other creditors - present or future - of the Pledgors and shall take priority over their rights; and in particular, without prejudice to the generality of the foregoing, to effect the registration of the Pledge hereunder in favour of the Bank and any amendment thereto (for the avoidance of doubt, any such amendment to be made only with the consent of the Bank) with the Registrar of Companies, and to sign any document required in the opinion of the Bank for the purpose of the execution of any such registration as above mentioned or in connection therewith, including signing any new and/or additional pledge and/or amendment to this Deed of Pledge as well as any other documents that the Bank shall require for such purposes.

     4.7 Not, without the prior written consent of the Bank, to pledge or charge the Pledged Shares and Rights or any part thereof, in any manner whatsoever, including by way of a floating charge, whereby the rights thereunder shall rank prior to, pari passu with or subsequent to the rights given to the Bank under this Deed of Pledge.

     4.8 Not, without the prior written consent of the Bank, to sell, transfer or assign in any manner whatsoever and not to undertake to sell, transfer or assign in any manner whatsoever the Pledged Shares and Rights or any part thereof, to any third party, not to register them as the shareholders in the Register of Shareholders of the Company in respect of the Pledged Shares, not to demand and not to receive share certificates instead of the Pledged Shares, and not to sign any voting or other agreement regarding the Pledged Shares and Rights or any part thereof.

     4.9 To notify the Bank immediately of any imposition of any attachment, of the issue of any execution proceedings or of any application for the appointment of a receiver over or with respect to the Pledged Shares and Rights or any part thereof and to notify immediately the authority which levied such attachment or issued such execution proceedings or requested the application for the appointment of such receiver, of the pledge in favour of the Bank - and to the third party who initiated or applied for such action or any part of them, and forthwith to take, at the expense of the Pledgors, all the steps necessary for the discharge of such attachment, execution proceedings or appointment of receiver, as the case may be.

     4.10 To notify the Bank in writing forthwith upon becoming aware of the calling of any general meeting of the shareholders of the Company, with full details of the subjects due to be discussed, and also to provide the Bank with a copy of any resolution to be proposed at such meeting.

     4.11 To notify the Bank in advance, in writing forthwith upon becoming aware of the calling of any meeting of the Board of Directors of the Company at which it is to be resolved and/or recommended regarding the granting or undertaking to grant a dividend or any other cash distribution and/or of the distribution of bonus shares, and also of any resolution to issue shares and/or securities convertible to shares in the Company and/or to publish a prospectus for the issue of shares and/or other securities convertible to shares in the Company and/or of the granting of an undertaking or proposal to issue shares of the Company and/or securities convertible to the shares the Company and/or a resolution and/or recommendation concerning a merger, reorganisation and/or arrangement.

     4.12 Without derogating from Clause 3 above, to pledge to the Bank and register the same as soon as possible with the Registrar of Companies all bonus shares, the Other Shares and the rights issued to the Pledgors in respect of the Pledged Shares and Rights and to sign any document required by the Bank for that purpose.

     4.13 The Pledgors hereby irrevocably authorise the Bank to effect in their name, in their place and at their expense, any act from the acts specified in Clauses 4.7-4.13 above. However, the granting of this authorisation shall not exempt the Pledgors from fulfilling any of their undertakings under this Deed of Pledge and shall not oblige the Bank to utilize such authorisation, in whole or in part.

             The Pledgors hereby absolve the Bank, in advance, from any liability in the event that the Bank shall not utilize any of the powers granted to it under the aforesaid authorisation.

       4.14 As shareholders in the Company, to oppose any change in the Certificate of Incorporation/or Bye-laws of the Company and any resolution or other act which will or might result inthe dilution of the Pledgors' portion of the capital of the Company, an alteration in the rights attaching to the Shares, the issuing of shares or the reduction in the value of the Pledged Shares and Rights or harm the rights of the Bank under this Deed of Pledge, and to exercise all their rights for that purpose, except where the Bank has given its prior written consent to such actions and subject to any conditions imposed by the Bank or as is described in the Addendum Conditions.

       4.15 To fulfill all obligations of a shareholder under the law and/or the Certificate of Incorporation/or Bye-laws of the Company.

5.   Voting Rights
     -------------

     5.1 So long as no Event of Default shall have occurred or shall have occurred and shall have been remedied to the full satisfaction of the Bank the Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares and or any part threrof for any purpose not inconsistent with the terms of this Pledge.

     5.2 Upon the occurrence of an Event of Default, all rights of the Pledgors to exercise the voting and other consensual rights which the Pledgors would otherwise be entitled to exercise shall cease to be effective upon written notice by the Bank to the Pledgors of the Bank's intent to exercise its rights hereunder, and upon delivery of such notice, all such rights shall become vested in the Bank, who shall thereupon have the sole right to exercise such voting and other consensual rights, save that such rights shall be revested in the Pledgors if any such Event of Default is remedied to the full satisfation of the Bank, prior to the Bank's realisation of its rights created under this Deed of Pledge. In order to effect such transfer of rights, the Bank shall have the rights, upon such notice, to date and present to the Company the irrevocable proxy executed by the Pledgors in the form attached hereto as Exhibit B.

     5.3 The Pledgors hereby agree that the Bank shall not be obliged to exercise its rights under this Clause 5, and it shall be entitled to exercise such rights or refrain from doing so at its sole discretion, for the purpose of preserving its rights under this Deed of Pledge. Whether or not the Bank shall exercise any of its powers as aforesaid in this Clause 5, the Pledgors shall be restrained from claiming that any damage whatsoever was incurred by them as a result of the Bank's use of its rights under this Clause 5 or as a result of the Bank refraining from using such rights.

     5.4 The Pledgors undertake to report to the Bank details of any resolution which was passed at general meetings, whether or not they actually voted.

     5.5 The Bank shall not be obliged to provide the Pledgors with notices or any other information of any kind whatsoever which shall be received by the Bank.

     The Pledgors hereby declare that insofar as the notices or other kind of information as aforesaid is required by them, they will ensure receipt of the relevant notices or information.

6.   Right of Lien
     -------------

     The Bank shall have the right of lien over all monies - whether in Israeli currency or in foreign currency, due or to become due to the Pledgors from the Bank in any account/deposit and/or in any manner or circumstance whatsoever, and over all Bills, Securities, bills of lading, documents, movables or any other property of whatsoever type or kind delivered or to be delivered, by the Pledgors or by any third party on the Pledgors' behalf, to the Bank for collection, for collateral, or for safe custody, and over the proceeds thereof, including all rights in relation thereto, and the Bank shall be entitled at all times, without being obliged to notify the Pledgors in advance thereof, to detain the same until payment of all sums, whether in foreign currency or in Israeli currency, due or becoming due to it from the Pledgors in any account, manner or for any reason whatsoever (hereinafter "the Sums Due").

     In such event, the Pledgors shall not be entitled to withdraw the monies in the aforesaid accounts and deposits or to operate the same or to relate to them in any other manner without the consent of the Bank, and the Bank shall be entitled to prevent the Pledgors from effecting any dispositions whatsoever therein.

7.   Right of Set-off
     ----------------

     7.1 Without prejudice to the Bank's right of lien as stated in Clause 6 above, the Bank shall likewise be entitled (but not obliged) at all times, without being obliged to notify the Pledgors in advance thereof:

     7.1.1 to set-off any sum from the Sums Due against any sum which shall be due to the Pledgors from the Bank in any account/deposit and/or in any manner or or for any reason whatsoever (even before the maturity date of the sums due to the Pledgors - from the Bank as aforesaid - against which the set-off shall be made).

             7.1.2 to purchase any sum in foreign currency which shall be required for the discharge of any amount of the Sums Due, or to sell any foreign currency held by the Bank to the credit of the Pledgors and to apply the proceeds of such sale in the discharge of the Sums Due, or, as the case may be, for purchasing such other foreign currency as shall be required for discharge of the Sums Due.

             7.1.3 to debit any account and any deposit of the Pledgors in the Bank, with any amount of the Sums Due and, whenever the Sum Due or part thereof is in connection with credit in foreign currency - to debit any account or deposit as aforesaid of the Pledgors maintained in the currency of the credit, or any account of the Pledgors maintained in Israeli currency or other currency with the countervalue thereof (in Israeli currency or such other currency) at the Customary Rate at the Bank prevailing on the date of the debiting of such account as aforesaid.

     7.2 The Bank shall be entitled to effect a set-off without giving prior notice, but in the following cases the Bank shall be entitled to effect a set-off by giving the Pledgors prior notice:

             7.2.1 In the case of a set-off of sums whose maturity date is not yet due.

             7.2.2 In the case of a set-off of a fixed deposit which but for the set-off would be extended or renewed automatically, such that this would affect certain rights or benefits of the Pledgors.

     Notwithstanding the aforesaid provisions, if the delay in effecting the set-off might adversely affect the Bank's position or derogate from any of its rights whatsoever - the set-off shall be effected immediately.

     Furthermore, in the event that a notice shall have been sent and during the prescribed period an attachment or notice of receivership of the Pledgors or an event granting the Bak the right to demand immediate payment of the Pledgors' undertakings shall have occurred - the set-off shall be effected immediately.

     7.3 Any purchase or sale as mentioned in Clause 7.1.2 above, shall be effected (if it is effected), at the Customary Rate in the Bank, out of amounts in Israeli currency or out of amounts in foreign currency, as the case may be, standing to the credit of the Pledgors with the Bank or shall be received from the realisation of any collateral whatsoever which has been or shall be given to the Bank by, or on behalf of, the Pledgors.

     7.4 Any debiting as mentioned in Clause 7.1.3 above, and any debiting hereinaftermentioned, shall be effected, (if it is effected), either in an existing account or deposit or in an account or deposit to be opened for such purpose by the Bank in the name of the Pledgors, whether such account or deposit to be debited be in credit or overdrawn or shall become overdrawn as a result of such debiting as aforesaid; and the debit balance (if any) in such account or deposit so debited shall bear Interest at the Maximum Rate.

             However, if as a result of any debiting of foreign currency as aforesaid or as provided hereafter, any account shall become overdrawn or the debit balance therein shall increase, then, if such account is maintained in Israeli currency, the Bank shall be entitled, at all times, to credit such account and debit with the countervalue thereof any account or deposit of the Pledgors in the relevant foreign currency at the Customary Rate at the Bank prevailing on the date of the debiting of such account in foreign currency as aforesaid; and if such account is maintained in foreign currency, the Bank shall be entitled, at all times, to credit such account and to debit with the countervalue thereof any account or deposit of the Pledgors in Israeli currency at the Customary Rate at the Bank on the date of the debiting of such account as aforesaid.

     7.5 The Pledgors hereby declare that they are aware that whenever the Bank shall exercise such rights of set-off before the date of maturity of any amount in the deposits of the Pledgors, changes may occur to the detriment of the Pledgors in everything pertaining to their rights in respect of or relating to such amount (such as, with respect to rates of interest, linkage differentials, exchange rate differentials, rights, bonuses or loans, exemption or reduction from income tax and deductions at source) and the Bank shall be entitled to deduct from the amounts in the deposits, commissions, expenses and payments customary in the Bank with respect to the breaking of deposits by customers.

     7.6 In the event of any attachment being imposed over any asset of the Pledgors held by the Bank or over any amount becoming due to the Pledgors from the Bank - then the Bank shall have a right of lien with respect to such asset or amount, as the case may be, until the removal of such attachment provided that the right of lien under this sub-paragraph shall apply solely with respect to assets and sums the aggregate amount of which shall not exceed the undischarged balance of the Sums Due as existing from time to time. The Bank's right of lien under this sub-paragraph shall be in addition to its rights under Clause 6 above.

8.   Independent Collateral
     ----------------------

     The charges hereby created in favour of the Bank shall be independent of all collateral or securities which the Bank has already received or may hereafter receive from or for the Pledgors and shall not affect or be affected thereby, and shall serve as a continuing security, remaining in full force and effect until such time as the Bank shall confirm to the Pledgors in writing that this Deed of Pledge is null and void - even if, at any time prior to the giving of such confirmation, there shall exist no indebtedness or undertaking of the Pledgors to the Bank.

9.   Exercise of the Pledge
     ----------------------

     Upon the occurrence of any one of the Events of Default and the Bank having demanded the immediate payment of all or any of the Secured Sums, the Bank shall be entitled to take all such steps as it sees fit to collect the Secured Sums from the Pledgors and, in addition thereto, without prejudice to any and all of its other rights, upon seven days prior written notice thereof to the Pledgors, to realise its rights in accordance with this Deed of Pledge.

10.  Application of Sums
     -------------------

     10.1 All sums to be collected by the Bank upon a realisation of its rights under this Deed of Pledge including any such sums which have been credited to any account of the Pledgors, shall be applied for the purposes set out hereunder in the order in which they appear or in such other order as the Bank shall select:-

             10.1.1 in discharge of the expenses occasioned in consequence of such realisation as aforesaid;

             10.1.2 in discharge of all other expenses, fees other debits, charges, interest and additional sums consequent upon the linkage of interest, the due date for payment whereof has arrived and which have not been paid to the Bank by the Pledgors;

             10.1.3 in discharge of principal and additional sums consequent upon the linkage of principal, the due date for payment whereof has arrived and which have not been paid to the Bank by the Pledgors; and

             10.1.4 for depositing in a special or other account with the Bank in the name of the Pledgors, which shall serve as collateral for the full discharge of the balance of the Secured Sums, whether the due date for payment of such amounts has not arrived, whether such amounts are due or shall become due to the Bank on account of any contingent liability or obligation or on account of any other amounts; and this without prejudice to the rights of the Bank under Clauses 6 and 7 above.

     10.2 Unless agreed otherwise in writing between the Pledgors and the Bank, the sums described in sub-clause 10.1.4 shall be deposited in an interest-bearing account, that will mature on demand in the manner then customary in the Bank regarding customers' deposits or, if at that time it is not the Bank's custom to maintain such accounts, the sums will be deposited from time to time in an interest-bearing account for the shortest period then customary in the Bank regarding customers' deposits.

11.  Legal Claims, Division of Claims and Costs
     ------------------------------------------

     11.1 Whenever proceedings shall be instituted by the Bank against the Pledgors for payment of any amount due or to become due from them to the Bank on account of the Secured Sums, the Bank shall be entitled to claim on such amount, Interest at the Maximum Rate which shall accrue as detailed in Clause 12 below, for the period commencing from the date of the institution of such proceedings or, at the option of the Bank, the period commencing from the day upon which the said amount becomes payable to the Bank until full payment is received.

     11.2 The Bank shall be entitled to divide its claims for payment of amounts due or to become due to it on account of the Secured Sums, whether such amounts derive from one or several causes of action and to claim payment of such amounts in parts so that each part shall constitute a separate cause of action, independent of every other part.

     11.3 The Pledgors shall bear all expenses connected with the preparation of this Deed of Pledge, the stamping thereof, the registration thereof at the Registrar of Companies or with the realisation thereof, cancellation or redemption of the Pledged Shares and Rights, in whole or in part, and all expenses in connection with any claim filed by the Bank for sums due or that will become due from the Pledgors on account for the Secured Sums, including the fees of the Bank's lawyers. The amount of lawyers' fees which shall be applicable shall be: as determined in a judgment or decision of the Court or, if such do not exist, as agreed between the Bank and the Pledgors or, in the absence of such agreement, according to the minimum tariff whether or not such is binding or, if the minimum tariff shall be abolished, in a reasonable amount in the circumstances.

       Without derogating from the rights of the Bank under Clauses 6 and 7 above, the Pledgors hereby undertake to pay the Bank, forthwith upon its first demand, all expenses as aforesaid, together with Interest at the Maximum Rate as defined below, in respect of the period commencing on the date that any such expense was incurred by the Bank until the actual payment thereof.

12.  Accumulation of Interest
     ------------------------

       Interest at the Maximum Rate which shall accrue every month or, at the Bank's option, shall accrue during any other period in respect of which the accumulation of interest shall be permitted by Law, shall itself bear Interest at the Maximum Rate.

13.  The Books of the Bank
     ---------------------

     13.1 All Entries in the Books of the Bank shall serve as prima facie proof against the Pledgors in all their details; and copies of such Entries or of an extract of such Entries or of the last page of such Entries, certified by any employee of the Bank on the back of such copy Entries, extract or last page as aforesaid or in a separate document - shall serve as prima facie proof of the existence of such Entries and of the correctness of the details in such copies.

     13.2 The Pledgors undertake to examine every copy statement of account, notice and letter to be delivered or despatched to them by the Bank or received through an automatic machine for the supplying of information and to submit their observations, if any, thereon in writing to the Bank within 60 (sixty) days of the date of delivery or despatch thereof by the Bank, according to the circumstances.

     13.3 The correctness of each detail contained in every such copy statement of account, notice and letter as aforesaid in respect of which no observation in writing shall be received by the Bank from the Pledgors within the abovementioned period, shall be deemed to have been confirmed by the Pledgors to the Bank.

14.  Waivers
     -------

     A waiver by the Bank in favour of the Pledgors in respect of a prior breach of, or non-compliance with, any one or more of their obligations towards the Bank, whether such obligation be contained in this Deed of Pledge or in any other document, shall not be construed as a justification or an agreement by the Bank to allow another breach or for non-compliance with any condition or obligation aforesaid; and the forbearance of the Bank from the exercise of any right granted to it under this Deed of Pledge, under any other document or at law shall not be construed as a waiver of such right. No waiver by the Bank or agreement, or any other arrangement whatsoever, with the Bank will bind the Bank unless made in writing.

15.  Address and Notices
     -------------------

     For the purpose of this Deed of Pledge the address of the Pledgors is the address mentioned in the preamble to this Deed of Pledge or any other address in Israel, of which the Pledgors shall have given the Bank notice in writing by hand or by registered mail receipt whereof shall have been acknowledged by the Bank in writing and the address of the Bank is Head Office, Corporate Division, Holding Companies and Institutions Sector, 32, Yehuda Halevi Street, Tel Aviv .

     Any notice or demand, copy statement of account, or any other document of whatsoever kind (including any negotiable instrument) may be sent or delivered to either party to the other by ordinary mail or by any other method such party may select including by automatic machine or computer terminal.) Any such document to be sent by the Bank to the Pledgors at its address aforementioned by ordinary mail shall be deemed to have been received by the Pledgors within three days of it having been sent. A certificate in writing by any employee of the Bank attesting to the fact and time of despatch or delivery as aforesaid shall be prima facie proof against the Pledgors of the fact and time of the despatch or delivery therein mentioned.

16.  Governing Law
     -------------

     This Deed of Pledge shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

17.  Place of Jurisdiction
     ---------------------

     The Pledgors hereby agree that the exclusive place of jurisdiction for all purposes of this Deed of Pledge shall be the courts of Tel-Aviv, provided that the Bank shall be entitled to bring action against the Pledgors in the courts of any jurisdiction in which the Pledgors are incorporated and/or have premises and/or hold assets - Tel-Aviv, Haifa, Beersheva, Nazareth or Eilat.

18.  Assignment of Rights
     --------------------

     The Bank and all those claiming under it shall be entitled, at all times, to assign to others (other than a U.S.Person or a person residing in the United States) their rights under this Deed of Pledge, without the Pledgors' consent thereto.

19.  Definitions
     -----------

     All expressions used in this Deed of Pledge, including "Dividend", shall, unless otherwise defined in this Pledge or defined in this clause, having the meaning prescribed thereto in the Companies Law 5759-1999 save that where such expression relates to an act or event occuring under a foreign law, then such expression shall have, in addition, the meaning prescribed to it in such foreign law:

     19.1    the expression "Interest at the Maximum Rate" shall mean -

             19.1.1 in respect of any amount of the Secured Sums due or to become due to the Bank on account of a debt of any type or kind in respect of which, or in respect of a failure to repay it, a maximum rate of interest has been prescribed by any law - interest at such maximum rate prescribed by such law;

             19.1.2 in respect of any amount of the Secured Sums in Israel currency due or to become due to the Bank on account of a debt of any type or kind in respect of which, or in respect of a failure to repay it, a maximum rate of interest has been prescribed by any law - interest at the highest rate customarily charged at the Bank, from time to time, in respect of debit balances on current debit accounts which are not paid to the Bank at the correct time;

             19.1.3 in respect of any amount of the Secured Sums due or to become due to the Bank in or for foreign currency - the maximum rate of interest from amongst the rates used by the Bank from time to time in connection with loans, credits and credit facilities in the currency of the Secured Sums that have not been repaid to the Bank on time.

             A written certificate by any employee of the Bank of Interest at the Maximum Rate, as defined above, for the period(s) to which such certificate relates shall serve as prima facie proof against the Pledgors of the details therein contained.

     19.2 The expression "the Customary Rate at the Bank" or "Bank Leumi Rate", regarding each sale of foreign currency for the Pledgors, shall mean the rate in respect of cheques and transfers or the rate in respect of banknotes, as applicable, that shall be determined at the relevent time as being the Bank Leumi Rate, at which the Bank will purchase from its customers the relevant foreign currency against Israeli currency; and with regard to any purchase of foreign currency for the Pledgors or any debiting of an account of the Pledgors in Israeli currency against a foreign currency conversion, the rate in respect of cheques and transfers as applicable, that shall be determined at the relevent time as being the Bank Leumi Rate, at which the Bank will sell to its customers the relevant foreign currency against Israeli currency.

             Exchange commissions and any applicable tax, levy, mandatory payment or any other resulting payment will apply to all such purchases and sales.

             A written certificate by any employee of the Bank regarding the Customary Rate at the Bank at the relevant time shall serve as prima facie proof against the Pledgors.

     19.3 The expression "Bill" shall mean every promissory note, bill of exchange, cheque, drawing and payment order and every negotiable instrument of whatsoever kind;

     19.4 The expression "Books of the Bank" shall be construed as to include also any book, register, statement of account, copy statement of account, contract of loan, letter of undertaking, Bill signed by the Pledgors, card index, ledger sheet, tape, any means of data storage for purposes of electronic computers and any other method of data storage;

     19.5 The expression "Entries" shall be construed as to include also any entry or copy thereof, whether recorded or copied in handwriting or by typewriter and whether recorded or copied by any method of printing, duplication or photography (including microfilm or microfiche) or by means of any mechanical, electrical or electronic device or by means of electronic computer recording or by any other method of presenting words or figures or any other symbols customary amongst banks.

     19.6 The expression "the Bank" shall include each and every one of the Bank's branches or offices, whether in Israel or abroad (other than U.S.) and all its successors, representatives and transferees;

     19.7 The expression "Securities" shall be construed so as to include (in addition to its ordinary meaning) also any property (whether tangible or intangible), records of which are or will be maintained at the Bank within the scope of the Deposit and every right and benefit (financial or otherwise) attaching to or for the Securities.

     19.8 The expression "Winding-up", "Dissolution" or "Administration" shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which the Company is incorporated including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

20.  Additional Documents
     --------------------

     Nothing in this Deed of Pledge shall be construed as derogating from any right whatsoever of the Bank under any document or undertaking whatsoever signed and/or to be signed by the Pledgors towards the Bank.

21.  Headings
     --------

     The clause headings in this Deed of Pledge are for convenience only and shall not be taken into account in the interpretation of the conditions herein.

IN WITNESS WHEREOF the Pledgors have signed this Deed of Pledge the day and year first above written.


Signature:                Signature:                  Signature:
           -------------             -------------              --------------

                                   EXHIBIT A

                              SHARE TRANSFER DEED
                              -------------------

We, [insert name of Pledgors] of [insert address of Pledgors] For value received in the sum of NIS/USD
                               ---------------------------------------------
                                        (amount in figures)

(------------------------------------------------) paid to the Transferors by
               (amount in words)

-------------------------------------------------------- ("the Transferees")
of  ------------------------------------------------------------------------
                                (full address)
DO HEREBY sell, assign and transfer unto the Transferees

----------------------------------------------
              (amount in figures)

(----------------------------------------------------------------------------)
                              (amount in words)

Ordinary Shares of Class A Stock, in Ampal-American Israel Corporation, a N.Y.Corporation ("the Company") and do hereby irrevocably constitute and appoint ------------- Attorney to transfer the said shares on the books of the Company with full power of substitution in the premises.

In the event that this Form is executed by a single transferor and/or transferee, the above will be deemed to be expressed in the singular where appropriate.

AS WITNESS our hands the       day of            , 2    .
                         -----        -----------   ----

Signed and delivered by the
Transferors in the presence of:

Name:
         ---------------------
Address:
         ---------------------
------------------------------
Occupation:
            ------------------
Signature:                         Signed:
           ----------------------          ----------------------
                                           [insert  name of Pledgors]

Signed and delivered by the
Transferees in the presence of:

Name:
         ---------------------
Address:
         ---------------------
------------------------------
Occupation:
            ------------------
Signature:                         Signed:
           ----------------------          ----------------------
                                             (the Transferees)

                                   EXHIBIT B

                               IRREVOCABLE PROXY

The undersigned hereby appoints BANK LEUMI LE-ISRAEL B.M. ("the Bank"), as proxy with full power of substitution, and hereby authorizes the Bank to represent and vote all of the shares of Class A Stock. in Ampal-American Israel Corporation held of record by the undersigned on the date of exercise hereof or at any meeting or at any other time chosen by the Bank in its sole discretion, but only at the times provided in that certain Deed of Pledge dated as of ------------, 200---, executed by the undersigned in favor of the Bank.


                                [insert name of Pledgors]



Date:              , 200       By:
      --------- --     --          --------------------
                                   Name:
                                   Title:

                                  EXHIBIT "C"

To:                                             Date:
    -------------------------                         -------------------------

Dear Sirs,

             Irrevocable Instructions with regard to payments due or to
             ----------------------------------------------------------
become due to us from you in respect of our shares in your company or otherwise
-------------------------------------------------------------------------------

WHEREAS to secure payment of all monies due and/or to become due from us to Bank Leumi le-Israel B.M. (the "Bank") in respect of loans, credits and/or other banking services which we have received and/or are about to receive from the Bank, without limitation in amount, we have pledged to the Bank all our shares in your company and all of the dividends which shall be paid or which shall be payable and all the shares, rights, monies and assets which shall be due instead of the shares or in respect thereof and all the rights in and towards your company granted to us in respect of the shares the right to receive all other payments due from the Company to the Pledgor whether by way of management fees, commissions or otherwise:.

NOW, THEREFORE, we hereby give you irrevocable instructions as follows:

1. To transfer to the Bank through its -------------- Branch, Account no. ----------- in the name of ----------- ("the Account"), each amount due or to become due to us from you as dividends in respect of the shares and also all other payments due from the Company to the Pledgor whether by way of management fees, commissions or otherwise (hereinafter "the Monies") on the due date for payment thereof.

2. Not to transfer to us or to any third party or to any other account whatsoever any amount on account of the Monies, without the prior written consent of the Bank.

3. Not to amend and not to agree to any amendment whatsoever (including cancellation) regarding our rights to receive any amount as aforesaid on account of the Monies and not to agree to set off any part of the Monies.

4. To notify the Bank immediately of any attachment or other legal claim in connection with our shares in your company.

5. These instructions are irrevocable since they are given to secure the Bank's rights and cannot be cancelled or amended, without the prior written consent of the Bank

6. Please confirm your agreement to the above and that you will act accordingly.

Signed:
        ------------------------------------

To:  Bank Leumi le-Israel B.M.                          Date:
                                                              ---------------

Dear Sirs,

We have taken note of the above irrevocable instructions and undertake to act accordingly.

We hereby waive unconditionally all rights of set off and lien against the Pledgors granted to us, if at all, in connection with the Monies.

                               Yours faithfully,